UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2022

IDEXX LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(ZIP Code)

207. 556.0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	IDXX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01Regulation FD Disclosure

IDEXX Laboratories, Inc. (NASDAQ: IDXX) (“IDEXX”) is furnishing this Current Report on Form 8-K to provide further information regarding its operations in Russia.

Since March 2022, IDEXX has significantly scaled back its operations in Russia, including the suspension of sales of veterinary diagnostic equipment; promotional, marketing, and hiring activities; and new business development and related investments. IDEXX’s 2021 annual revenue in Russia represented less than 1% of IDEXX’s 2021 consolidated revenue. IDEXX has no manufacturing or significant supply arrangement in Russia.

After careful consideration, IDEXX has decided to wind down and liquidate our sole Russian subsidiary, as well as its direct Russian operations, starting immediately. These discontinued operations consist of marketing and selling diagnostic products for veterinary clinics in Russia.

As IDEXX works to wind down its Russian operations, the Company is focused on providing transition support to its impacted Russian employees.

After we conclude the wind-down of our direct Russian operations, only a limited number of our products, which are important for human or animal health care, will continue to be sold in Russia pursuant to ongoing third-party distribution agreements.

The information disclosed under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEXX LABORATORIES, INC.

Date: June 14, 2022	By:	/s/ Brian P. McKeon
Brian P. McKeon
Executive Vice President, Chief Financial Officer and Treasurer